                                                                    EXHIBIT 99.1






TOREADOR RESOURCES CORPORATION AND MADISON OIL COMPANY TO MERGE

DALLAS, TEXAS - OCTOBER 4, 2001 - TOREADOR RESOURCES CORPORATION (NASDAQ - NMS -
TRGL) AND MADISON OIL COMPANY (TSE - MDO) announced today that each company executed an Agreement and Plan of Merger that, when completed, would result in the combination of the two companies. The combined Company will continue to be named Toreador Resources Corporation and will remain headquartered in Dallas, Texas.

         o The transaction will create an independent international oil and gas exploration and production company with a pro forma enterprise value of approximately $100 million;

         o Based on Toreador's closing price on October 2, 2001, the combined Company will have a market capitalization on a fully diluted basis of approximately $64 million;

         o On a combined basis, the Company will have proved reserves totaling over 12.62 million barrels of oil and 15.94 billion cubic feet of gas, or a total of 15.28 million barrels of oil when taken on a barrel of oil equivalent basis using 1 barrel of oil for every 6 thousand cubic feet of gas;

         o On a pre-tax basis as of July 1, 2001, the present value (discounted at 10%) of the proved reserves for the combined Company was $90 million;

         o On a combined basis, daily production during the first six months of 2001 averaged approximately 4,700 million cubic feet of gas and 2,700 barrels of oil. Based on these volumes, the combined Company has a reserve life of approximately 12 years and

         o        As of June 30, 2001, the combined Company held interests in
                  4.8 million net undeveloped acres located in the United States, France, Turkey and Trinidad.

G. Thomas Graves III, President and CEO of Toreador, will serve in the same capacity for the combined Company. Commenting on the merger, Mr. Graves noted that, "Our two companies are stronger and better positioned to compete together than either would be independently. This merger represents a strategic undertaking that will have long-term benefits for the shareholders of both companies:

         o It gives Madison shareholders a significant stake in a larger company with excellent quality, long-lived reserves and production;

         o The merger balances Madison's high potential international exploration potential with Toreador's strong cash flow, domestic exploration program

TOREADOR - MADISON MERGER
PAGE 2 OF 4



                  and substantial portfolio of domestic working interests and perpetual fee mineral and royalty interests;

         o The addition of Madison's strong technical team will significantly strengthen Toreador's exploration, operating and exploitation capacity by adding a group of highly skilled international explorationists to Toreador's domestic team of industry professionals and

         o This combination creates an entity with sufficient size to attract a broader range of investors which will provide a variety of sources of outside capital and increase the liquidity in our stock."

The major terms and conditions of the Agreement that have been unanimously approved by the Boards of Directors of both companies are as follows:

         o Madison shareholders will receive 0.118 shares of Toreador common stock for each Madison common share. As a result, Madison shareholders will own approximately 32 percent of the combined Company. Toreador shareholders will own approximately 68 percent;

         o In addition, the Madison shareholders will retain a right to a contingent payment for a period of three years that is tied to any payments that the Company might receive under the terms of the registered capital provisions of Section 116 of the Turkish Petroleum Regulations;

         o        The merger is expected to be non-taxable to the U. S.
                  shareholders of both companies;

         o The merger is subject to the approval of the shareholders of both companies, as well as regulatory approvals. The Brewer family, which owns approximately 52 percent of the common stock of Madison, has agreed to vote to approve the merger. Both companies expect to hold their respective shareholders' meetings and complete the undertakings required to close the merger by year-end 2001 and

         o Madison will nominate candidates to fill three newly created positions on the Toreador Board of Directors.

         o        The combined Company will be listed on NASDAQ's National
                  Market System.

Mr. Graves added that the combined Company will be truly global in character with operations in the United States, France, Turkey and Trinidad." Madison's Chairman, Mr. Herbert L. Brewer is a former Director and Senior Vice-President of Triton Energy Corporation, where he was responsible for worldwide exploration. Mr. Brewer noted "that this merger re-unites several of the members of the management and technical team who were with Triton when its principal international discoveries were made. The `Triton model' is still valid . . . a small company with a skilled staff of professionals can reap exploration rewards for its shareholders that are disproportionate to its size." Mr. William I. Lee, a Toreador

TOREADOR - MADISON MERGER
PAGE 3 OF 4


director and the retired Chairman and CEO of Triton Energy echoed Mr. Brewer's sentiments observing "The combination of Madison and Toreador brings together the right people in just such a company."

Following the approval of the merger, Mr. Graves notes, "the proved reserves of the combined Company provides the diversity to grow and prosper in today's volatile market for crude oil and natural gas:

         o The combined Company's total proved reserves will be 83.0 percent oil and 17.0 percent natural gas;

         o North American reserves, which represent 33 percent of total proved reserves for the combined Company on an oil equivalent basis, are 53 percent natural gas and 47 percent oil.

         o International reserves are 67 percent of total and are 100 percent oil.

         o Approximately 89 percent of the combined Company's international reserves are located in France and 11 percent are located in Turkey."

On a pro forma basis, the combined Company produced approximately 630,000 barrels of oil equivalent in the first six months of 2001. For the full year 2001, on a pro forma basis, the combined Company expects to produce between 1,200,000 and 1,300,000 barrels of oil equivalent.

The combined Company would produce the following results as of June 30, 2001 "as if" combined on January 1, 2001:

         o        Revenues topping $18 million;

         o        EBITDA of $10.6 million, or $0.98 per fully diluted share;

         o Free cash flow of over $7 million, or $0.66 per fully diluted share and

         o        Long-term debt of $36 million.

Further information concerning the proposed merger, along with detailed financial data for both corporations will be provided in the Registration Statement on Form S-4.


CONTACT:

Douglas W. Weir, V. P. and CFO               Richard D. Preston, V. P. and CFO
Toreador Resources Corporation               Madison Oil Company
(214) 559-3933 or (800) 966-2141             (214) 373-6071

TOREADOR - MADISON MERGER
PAGE 4 OF 4


                                INVESTOR NOTICES

This press release includes "forward-looking statements" as defined by the Securities and Exchange Commission. Such statements are those concerning the contemplated transaction and strategic plans, expectations and objectives for future operations. All statements, other then statements of historical facts, included in this press release that address activities, events or developments that the companies expect, believe or anticipate will or may occur in the future are forward-looking statements. This includes completion of the proposed transaction, completion of reserve estimates, production, future commodity prices, cash flow and EBITDA estimates, future financial performance, future equity issuance and other matters. These statements are based on certain assumptions made by the companies based on their experience and perception of historical trends, current conditions, expected future developments and other factors they believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the companies. Statements regarding future production are subject to all risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

Investors and security holders are advised to read the definitive joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 with the Securities and Exchange Commission in connection with the proposed merger because it will contain important information. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by Toreador with the SEC at the SEC's website at www.sec.gov or at the Canadian website at www.sedar.com. The definitive joint proxy statement/prospectus and such other documents (relating to Toreador) may also be obtained for free from Toreador, when they become available, by directing such requests to: Toreador Resources Corporation, 4809 Cole Avenue, Suite 108, Dallas, Texas 75205, Attention: Doug Weir, telephone: (214) 559-3933 or (800) 966-2141, e-mail: dweir@toreador.net. The definitive joint proxy statement/prospectus and such other documents (relating to Madison) may also be obtained for free from Madison, when they become available, by directing such requests to: Madison Oil Company, 9400 North Central Expressway, Suite 1209, Dallas, Texas 75231, Attention: Richard D. Preston, telephone: (214) 373-6071, e-mail: rdp@madisonoilco.com.

Toreador, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from Toreador's stockholders in connection with the merger. Information regarding such persons and a description of their interests in the merger will be contained in the Registration Statement on Form S-4.

Madison, its directors, executive officers and certain members of management and employees, may be considered "participants in the solicitation" of proxies from Madison's shareholders in connection with the merger. Information regarding such persons and a description of their interests in the merger will be contained in the Registration Statement on Form S-4.